Exhibit No. 21(1)


SUBSIDIARIES OF THE REGISTRANT
------------------------------
Effective as of March 15, 2005

        Name                                             Jurisdiction
        ----                                             ------------

American Biltrite (Canada) Ltd.                            Canada
     200 Bank Street
Sherbrooke, Quebec J1H 4K3
     also doing business in Canada
     as Produits American Biltrite Ltee

American Biltrite Far East, Inc.
     57 River Street                                       Delaware
Wellesley Hills, Massachusetts 02481

Majestic Jewelry, Inc.                                     Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481

Ocean State Jewelry, Inc.                                  Rhode Island
     57 River Street
Wellesley Hills, Massachusetts 02481

K&M Associates L.P.                                        Rhode Island
     425 Dexter Street
Providence, Rhode Island 02907

Aimpar, Inc.                                               New York
     57 River Street
Wellesley Hills, Massachusetts 02481

ABTRE, Inc.                                                Tennessee
     57 River Street
Wellesley Hills, Massachusetts 02481

Ideal Tape Co., Inc.                                       Delaware
     1400 Middlesex Street
Lowell, Massachusetts 01851

American Biltrite Intellectual Properties, Inc.
     103 Foulk Road Suite 200                              Delaware
Wilmington, Delaware 19803

K & M Trading (H.K.) Limited                               Hong Kong
     20F Alexandra House
     16-20 Chater Road
Central Hong Kong

Congoleum Corporation                                      Delaware
     3500 Quakerbridge Road
Mercerville, New Jersey 08619

ABItalia, Inc.                                             Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481

Abimex, LLC.                                               Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481

ABIcan, Ltd.                                               Canada
     1 Laird Road
Toronto, Canada M4G   3S8

Janus Flooring Corporation                                 Canada
     1 Laird Road
Toronto, Canada M4G   3S8